Exhibit 10.66

This instrument was prepared by
and, after recording, return to:

Schwartz, Cooper, Greenberger
 & Krauss Chartered
180 North LaSalle Street, Suite 2700
Chicago, Illinois  60601
Attn: Gary P. Segal, Esq.




                                 FIRST AMENDMENT
         OF LOAN AGREEMENT, NOTE, DEED OF TRUST, SECURITY AGREEMENT AND
                    FIXTURE FILING AND OTHER LOAN DOCUMENTS


      THIS FIRST AMENDMENT OF LOAN AGREEMENT, NOTE, DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING AND OTHER LOAN DOCUMENTS (this "Amendment") is made as of April 30, 2003, by and among CMC HEARTLAND PARTNERS IV, LLC, a Delaware limited liability company, whose mailing address is c/o CMC Heartland Partners, 330 N. Jefferson Street, Suite 305, Chicago, Illinois 60661 ("Borrower"), HEARTLAND PARTNERS, L.P., a Delaware limited partnership, whose mailing address is c/o CMC Heartland Partners, 330 N. Jefferson Street, Suite 305, Chicago, Illinois 60661 ("Guarantor"), and BANK ONE, NA, as successor in interest to Bank One, Illinois, N.A., whose mailing address is 1 Bank One Plaza, Chicago, Illinois 60670, Mail Code, WI1-2071 ("Lender").

                                    RECITALS:

      A. Pursuant to and in accordance with the terms and conditions set forth in that certain Loan Agreement dated as of August 21, 2002, by and between Borrower and Lender (the "Loan Agreement"), Lender agreed to make a $4,000,000 loan to Borrower (the "Loan").

      B. The Loan is evidenced by a certain Note dated August 21, 2002 (the "Note") in the original principal amount of $4,000,000 made by Borrower and payable to Lender.

      C. The Note is secured by, among other things, the following documents:

            (i) a Deed of Trust, Security Agreement and Fixture Filing dated as of August 21, 2002, made by Borrower to Chicago Title Insurance Company, as trustee, for the benefit of Lender and recorded with the Recorder of Pierce County, Washington on August 23, 2002, as Document Number 200208230273 (the "Deed of Trust") creating a first mortgage lien on certain real estate located in the town of Fife, Washington and legally described on Exhibit A attached hereto.


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            (ii) an Assignment of Rents and Leases dated as of August 21, 2002, made by Borrower in favor of Lender and recorded with the Recorder of Pierce County, Washington on August 23, 2002, as Document Number 200208230274.

            (iii) Environmental Indemnity Agreement dated as of August 21, 2002, made by the Borrower for the benefit of Lender.

            (iv) a Cross-Collateralization and Cross-Default Agreement dated as of August 21, 2002, by and among Borrower, CMC Heartland Partners III, LLC, a Delaware limited liability company ("CMC III"), Guarantor and Lender and recorded with the Recorder of Pierce County, Washington on August 26, 2002, as Document Number 200208260510 and the Recorder of Cook County, Illinois on August 23, 2002, as Document Number 0020932399 (the "CCCD Agreement").

      The aforementioned documents and all of the other documents or agreements delivered to Lender to secure or evidence the Loan or to otherwise induce Lender to disburse the proceeds of the Loan are hereinafter referred to collectively as the "Loan Documents".

      D. Guarantor has guaranteed repayment of the Loan to Lender pursuant to the provisions of a certain Guaranty dated August 21, 2002 (the "Guaranty").

      E. Under the terms of the CCCD Agreement, the Loan was cross-collateralized and cross-defaulted with that certain loan from Lender to CMC III and secured by a mortgage on certain premises located in Chicago, Illinois (the "Kinzie Station Premises").

      F. Under the terms of the Loan Agreement and the Note, the Maturity Date for the Loan is May 1, 2003.

      G. Borrower has requested that Lender extend the Maturity Date of the Loan.

      H. Lender is willing to extend the Maturity Date of the Loan, notwithstanding the fact that Lender has no obligation to do so, subject to and upon the terms and conditions set forth below in this Amendment.

      NOW, THEREFORE, in order to induce Lender to agree to the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

      1. Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part hereof.

      2. Definitions. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.

      3. Maturity Date. Lender, Guarantor and Borrower acknowledge and agree that the Maturity Date of the Loan is hereby extended to August 31, 2003. For all purposes under the Loan Agreement, the Note and the other Loan Documents, the "Maturity Date" shall be deemed to mean August 31, 2003.


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      4. Repayment of the Loan. Notwithstanding anything to the contrary contained in the Loan Agreement, upon the sale, transfer, assignment, pledge or encumbrance of either the Property (aka the Premises as defined in the Deed of Trust) or the Kinzie Station Premises, Borrower must immediately repay the Loan in full.

      5. Required Deliveries. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following conditions have been satisfied:

            (a) This Amendment has been duly executed by Borrower and delivered to Lender; and

            (b) Lender has received such other documents as Lender may reasonably require.

      6. References. All references to the Loan Agreement, the Note, the Deed of Trust, the Guaranty, and the other Loan Documents contained in any of the Loan Documents shall be deemed to refer to each of such documents as amended by this Amendment.

      7. Title Insurance. Borrower shall be required to deliver an endorsement to Chicago Title Insurance Company Loan Policy No. 4266539 (the "Existing Title Policy") which (i) amends the description of the Deed of Trust insured under the Existing Title Policy to include this Amendment, (ii) extends the effective date of the Existing Title Policy to the date of the recording of this Amendment,
(iii) includes no additional exceptions to title other than those that have been approved in writing by Lender and (iv) states that all real estate taxes and assessments applicable to the Land which are due and payable as of the date of such endorsement have been paid in full.

      8. Payment of Loan Fee and Additional Loan Expenses. Borrower hereby agrees to pay all of Lender's reasonable attorneys' fees incurred in connection with the negotiation and documentation of the agreements contained in this Amendment, all recording fees and charges, title insurance charges and premiums and all other expenses, charges, costs and fees referred to in, necessitated by or otherwise relating to this Amendment (collectively, the "Additional Loan Expenses"). If the Additional Loan Expenses are not paid to Lender within five days after written demand therefor by Lender, the Additional Loan Expenses shall bear interest from the date so incurred until paid at an annual rate equal to the Default Rate.

      9. Defaults. Borrower and Guarantor represent and warrant that, as of the date hereof no Event of Default or event or condition which could become an Event of Default with the giving of notice or passage of time, or both, exists under the Loan Agreement, the Note, or any of the other Loan Documents. Borrower and Guarantor further acknowledge and agree that an Event of Default under the Loan Agreement, the Note and the other Loan Documents shall be deemed to exist upon the occurrence of a breach of any of the representations, warranties or covenants set forth in this Amendment.

      10. No Defenses. Borrower and Guarantor represent and warrant there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened affecting Borrower, Guarantor or the Property, or which would prevent the Borrower from complying with or performing its obligations under the Loan Agreement, the Note, the Deed of Trust or the other Loan Documents, prevent Guarantor from complying with or performing its obligations under the Guaranty, and no basis for any such matter exists.


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      11. Authority to Execute Amendment; No Conflict. Borrower and Guarantor
represent and warrant that they have full power and authority to execute and deliver this Amendment and to perform their obligations hereunder. Upon the execution and delivery hereof, this Amendment will be valid, binding and enforceable upon Borrower and Guarantor in accordance with its terms. Execution and delivery of this Amendment does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower or Guarantor is a party or is bound.

      12. Acknowledgment; Ratification of Liability. Borrower hereby ratifies and confirms its liabilities and obligations under the Note, the Deed of Trust and the other Loan Documents and the liens and security interests created thereby, and acknowledges that it has no defenses, claims or set-offs to the enforcement by Lender of its obligations and liabilities thereunder. Guarantor hereby ratifies and confirms its liabilities and obligations under the Guaranty and acknowledges that it has no defenses, claims or set-offs to the enforcement by Lender of its obligations and liabilities thereunder.

      13. Amendment Binding. This Amendment shall be binding on the Borrower, Guarantor and their successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

      14. Continued Effectiveness. Except as expressly provided herein, the Loan Agreement, the Note, the Guaranty and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

      15. Counterparts. This Amendment may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Amendment.


            [remainder of page intentionally blank; signature page to follow]




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      IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.


CMC HEARTLAND PARTNERS IV, LLC, a BANK ONE, NA, a national banking Delaware limited liability company association

By:   CMC Heartland Partners, a Delaware
      general partnership, the sole         By: _______________________________
      member of Borrower.                   Title: ____________________________

By:   HTI Interests, LLC, a Delaware
      limited liability company as its
      managing partner

      By: ______________________
      Title:_____________________

      Attest: ____________________
      Title: _____________________

HEARTLAND PARTNERS, L.P., a Delaware
limited partnership

By:   HTI Interests, LLC, a Delaware
      limited liability company as its
      managing partner

      By: ______________________
      Title:_____________________

      Attest: ____________________
      Title: _____________________




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STATE OF                )
                        )SS
COUNTY OF               )

      I, _______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Donald Pafford is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such First Vice President, of Bank One, NA, a national banking association (the "Bank"), appeared before me this day in person and severally acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of the Bank for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of May, 2003.


                                                NOTARY PUBLIC

STATE OF ILLINOIS )
                  )SS
COUNTY OF COOK    )


      I, ____________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that _______________, the ____________of HTI Interests, LLC, and _____________, the ____________ thereof, who are personally known to me to be the same persons whose name are subscribed to the foregoing instrument as such _____________and _____________, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal, this ____ day of May, 2003.

                                  _____________
                                  NOTARY PUBLIC




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                                    EXHIBIT A





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